SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of the 18th day of May, 1999, by and among ELECMATEC ELECTRO-MAGNETIC TECHNOLOGIES LTD., an Israeli company registered under company number 51-265897-2 (the "Company"); SCNV ACQUISITION CORP., a Delaware corporation (the "Purchaser"); Professor
Herman Branover, Israeli ID Number 014609900; Dr. Arie El-Boher, Israeli ID Number 050923268; and Professor Yuri Gelfgat, Latvian Passport Number (each a "Founder" and together, the "Founders").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to raise capital by means of the issuance of 19,688 of the Company's Ordinary A Shares, nominal value NIS 0.01 each, constituting 49.6% of the Company's outstanding shares on a fully-diluted basis, to the Purchaser for an aggregate purchase price of $96,906 (ninety-six thousand, nine-hundred and six U.S. Dollars), plus certain loans as described below, all on the terms and conditions more fully set forth in this Agreement; and

     WHEREAS, the Founders desire to sell an aggregate of 12,190 Ordinary Shares, nominal value NIS 0.01 each (the "Founder Shares") for an aggregate purchase price of $40,000 (forty thousand US Dollars); and

     WHEREAS, the Purchaser desires to purchase the Shares and the Founders Shares pursuant to the terms and conditions more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1. Issuance of Shares; Consideration.

     1.1 Issuance and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, the Company shall issue and allot to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of19,688 of the Company's Ordinary A Shares (the "Shares"), for an aggregate purchase price of $96,906 (ninety-six thousand, nine-hundred and six U.S. Dollars) (the "Purchase Price").

     1.2 Additional Consideration. The Purchaser shall lend the Company certain sums pursuant to the terms of the Loan Agreement attached hereto as Exhibit D (the "Loan Agreement").

     2. Sale of Founders Shares; Consideration.

     2.1 Sale and Purchase of Founders Shares. Subject to the terms and conditions hereof, at the Closing, the Founders shall sell and transfer to the Purchaser, an aggregate of 12,190 of the Company's Ordinary Shares (the "Founders Shares"), for an aggregate purchase


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price of $40,000 (forty  thousand US Dollars) (the "Founders  Purchase  Price").
The number of Founder Shares to be sold by each Founder and the aggregate purchase price for such Founder Shares shall be as follows: (i) Professor Branover shall sell 6,095 Ordinary Shares for an aggregate purchase price of $20,000 (twenty thousand US Dollars); (ii) Dr. El-Boher shall sell 4,876 Ordinary Shares for an aggregate purchase price of $16,000 (sixteen thousand US Dollars); and (iii) Professor Gelfgat shall sell 1,219 Ordinary Shares for an aggregate purchase price of $4,000 (four thousand US Dollars).

     2.2 Additional Consideration. In the event the Company will be successful in obtaining a Qualified Investment, as defined below, the Purchaser shall pay the Founders additional sums, as follows:

     2.2.1 for every dollar raised in the Qualified Investment, the Purchaser shall pay Professor Branover an additional sum of $0.0267 (two cents and sixty-seven hundredths of a cent) up to an aggregate additional sum of $40,000 (forty thousand US Dollars);

     2.2.2 for every dollar raised in the Qualified Investment, the Purchaser shall pay Dr. El-Boher an additional sum of $0.0213 (two cents and thirteen hundredths of a cent) up to an aggregate additional sum of $32,000 (thirty-two thousand US Dollars); and

     2.2.3 for every dollar raised in the Qualified Investment, the Purchaser shall pay Professor Gelfgat an additional sum of $0.0053 (fifty-three hundredths of a cent) up to an aggregate additional sum of $8,000 (eight thousand US Dollars).

     For purposes of this Agreement, the term "Qualified Investment" shall mean the raising by the Company of an aggregate sum of at least $500,000 (five-hundred thousand US dollars) in debt or equity financing from person(s) other than the Purchaser or an Affiliate of the Purchaser; provided however that in the event of debt financing, an investment shall not be deemed a Qualifies Investment if (i) the Purchaser or an Affiliate of the Purchaser is required to provide a guarantee in order for the Company to obtain such financing or (ii) as a result of such debt financing, the pledge of the Company's assets in favor of the Purchaser pursuant to the Pledge Agreement between the Company and the Purchaser (a copy of which is attached hereto as Exhibit E) is made inferior to a pledge in favor of such third party lender. For purposes of this Agreement, "Affiliate" shall mean an entity controlled by, controlling, or under common control with another entity where control is the power to elect or appoint more than 50% of the board of directors or other governing body of such entity or the power to vote more than 50% of the shares of such entity.

     3. Closing of Issue and Purchase.

     3.1 Closing. The issuance and allotment of the Shares, the sale of the Founders Shares, the purchase by the Purchaser of the Shares and the Founders Shares and the registration of the Shares and the Founders Shares in the name of the Purchaser in the share transfer register of the Company, shall take place at a closing (the "Closing") to be held on the date of this Agreement.

     3.2 Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:


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     3.2.1 The Company shall deliver to the Purchaser the following documents:

          (a) Resolutions of the Company's shareholders by which the Articles of Association of the Company were replaced with the Amended Articles of Association attached hereto as Exhibit A (the "Amended Articles");

          (b) True and correct copies of resolutions of the Company's Board of Directors issuing and allotting the Shares to the Purchaser against payment of the Purchase Price and of the shareholders of the Company ratifying such resolutions, together with a duly completed notice of such issuance to the Israeli Registrar of Companies and a check in full payment of the stamp duty on the issuance of the Shares, all of the foregoing in form and substance acceptable for immediate filing with the Israeli Registrar of Companies to be filed by the Company promptly after the Closing;

          (c) True and correct copies of resolutions of the Company's Board of Directors and of the shareholders of the Company approving the sale and transfer of the Founders Shares to the Purchaser; and

          (d) An opinion of Yossi Gitai, counsel to the Company, in the form attached hereto as Schedule 3.2.1(d), dated as of the date of the Closing.

          (e) An Opinion of Wolff, Bregman and Goller, patent counsel to the Company, in the form attached hereto as Schedule 3.2.1(e), dated as of the date of the Closing.

     3.2.2  The  Founders   shall  deliver  to  the  Company  the   certificates
representing the Founders Shares, together with duly executed share transfer deeds.

     3.2.3 The Company shall register the issuance of the Shares and the transfer of the Founders Shares to the Purchaser in the share transfer register of the Company.

     3.2.4 The Purchaser shall deliver to the Company the following documents:

          (a) A true and correct copy of a resolution of the  Purchaser's  Board
     of  Directors   authorizing   the  execution  of  this  Agreement  and  the
     performance of the obligations of the Purchaser contained herein; and

          (b) An opinion of Tenzer Greenblatt LLP, United States counsel to the Purchaser, in the form attached hereto as Schedule 3.2.4(b), dated as of the date of Closing.

     3.2.5 The Purchaser shall cause the transfer to the Company of the Purchase Price for the Shares, and of the Founders Purchase Price to the Founders by wire transfer, banker's check, or such other form of payment as is mutually agreed to by the parties.

     4.  Representations  and  Warranties of the Company and the  Founders.  The
Company and the Founders hereby represent and warrant to the Purchaser, and acknowledge that the Purchaser is entering into this Agreement in reliance thereon, as follows:


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                                       4

     4.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company has all requisite power and authority to execute and deliver this Agreement, and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby and thereby. Copies of the Memorandum and Articles of Association of the Company as in effect on the date hereof have been provided to Israeli counsel for the Purchaser, and as will be in effect at the Closing are attached hereto as Exhibit A. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, the lack of which could materially adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default under any of such franchises, permits, licenses, or other similar authority.

     4.2 Share Capital. The registered share capital of the Company immediately prior to the Closing shall be NIS 35,700 divided into: (i) 3,550,312 Ordinary Shares of a nominal value of NIS 0.01 each (the "Ordinary Shares"), of which 20,000 are issued and outstanding; and (ii) 19,688 Series A Ordinary Shares of a nominal value of NIS 0.01 each (the "Ordinary A Shares"), none of which are issued and outstanding. Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities. All issued and outstanding share capital of the Company were duly authorized, and are validly issued and outstanding and fully paid and non-assessable. The Shares, when issued and allotted in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, and will have the rights, preferences, privileges, and restrictions set forth in the Amended Articles, and will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of each Purchaser in the Company's share transfer register.

     4.3 Ownership of Outstanding Shares. A complete and correct list of the shareholding of the Company's share capital immediately prior to the Closing is set forth in Schedule 4.3 attached hereto. The individuals identified in
Schedule 4.3 as the shareholders of the Company immediately prior to the Closing are the lawful owners, beneficially and of record, of all of the issued and outstanding share capital of the Company and of all rights thereto, free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and none of the said individuals or companies owns any other shares, options or other rights to subscribe for, purchase or acquire any equity securities of the Company from the Company or from any other shareholder.

     4.4 Business Plan and Information. The description of the current and intended business of the Company contained in the Business Plan attached hereto as Schedule 4.4 (the "Business Plan") is accurate in all material respects, and the financial projections set out in the Business Plan have been prepared based on management's good faith estimates, and there


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                                       5

are no other substantial facts or matters of which the Company or the Founders are aware which would render any such descriptions, assessments or projections misleading.

     4.5 Subsidiaries. The Company does not own any of the issued and outstanding share capital of any other company, and is not a participant in any partnership or joint venture.

     4.6 Directors, Officers. The directors of the Company are: Professor Branover and Dr. El-Boher. The Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and there is no voting agreement or other arrangement among the Company's shareholders, except for the agreement attached hereto as Exhibit B to be entered into among the Purchaser and the Founders. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company's directors or officers have been fully disclosed in writing to the Purchaser.

     4.7 Outstanding Obligations. The Company was formed and acquired all of the Metal Alloy-related assets of Ontec Ltd. ("Ontec") in November 1998. Schedule
4.7 sets forth all of the material outstanding obligations either acquired by the Company from Ontec or incurred by the Company from inception until the date of this Agreement. Schedule 4.7 is true and correct in all material respects, fairly and accurately presents in all material respects the financial and other obligations of the Company as of the date hereof. The Company has no material liabilities, debts or obligations, whether accrued, absolute or contingent other than liabilities reflected in Schedule 4.7. Other than as set forth in Schedule 4.7, neither the Company nor the Founders know of any other event or condition related to the Company that would materially adversely affect the assets, properties, condition (financial or otherwise), operating results or business of the Company.

     4.8 Authorization; Approvals. All corporate action on the part of the Company necessary for (i) the authorization, execution, delivery, and performance of all the of Company's obligations under this Agreement (ii) the authorization, issuance, and allotment of the Shares being sold under this Agreement and (iii) the transfer of the Founders Shares to the Purchaser, have been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company and the Founders, legally enforceable against the Company and the Founders in accordance with its terms. No consent, approval, order, license, permit or action by any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the offer, sale, or issuance of the Shares and the sale of the Founders Shares.

     4.9 Compliance with Other Instruments. The Company is not in default (a) under its Memorandum or Articles of Association or other formative documents, or under any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it is bound or (b) with respect to any existing Israeli law, statute, ordinance or regulation, or any order, writ, injunction, decree, or judgment of any domestic court or any governmental department, commission, board, bureau, agency or instrumentality, which default, in any such case, would materially adversely affect or in the future is reasonably likely to materially adversely affect the Company's business, condition (financial or otherwise), affairs, operations or assets. No


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third  party is in  default  under any  material  agreement,  contract  or other instrument, document or agreement to which the Company is a party or by which it is bound. The Company is a party to an agreement with the Office of the Chief
Scientist of the Ministry of Industry and Trade (the "OCS"). Other than the terms of its agreement with the OCS, the Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

     4.10 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company and the Founders with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company's Memorandum of Association or the Articles of Association, or other governing instruments of the Company, (ii) any judgment, order, injunction, decree, or ruling of any domestic court or governmental authority, to which the Company or the any of the Founders is subject, (iii) any agreement, contract, lease, license or commitment to which the Company or any of the Founders is a party and which would impair the ability of the Company to execute, deliver or perform this Agreement, or (iv) applicable law. Such execution, delivery and compliance will not give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company.

     4.11 Records. The minute book of the Company which has been provided to the Purchaser contains accurate and complete copies of the minutes of every meeting of the Company's shareholders and Board of Directors (and any committee thereof). No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders of the Company, except for those contained in such minute books. The corporate records of the Company are complete and accurate in all material respects.

     4.12 Ownership of Assets. The Company does not own or lease any real property, except as set forth in Schedule 4.12 hereto. Complete and accurate copies of leases of property leased to the Company have been furnished to Israeli counsel for the Purchaser. The Company's machinery, equipment, furniture, supplies and all other tangible personal property are set forth in
Schedule 4.12. Except as set forth on Schedule 4.12 hereto, (i) the Company has good and marketable title to all of the tangible properties and assets, both real and personal, that it purports to own, and they are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge; and (ii) the Company is not in default or breach of any material provision of its leases and holds a valid leasehold in the property it leases. The Company's shareholders do not own, hold or posses, in their individual, corporate or any other capacities, any property that the Company purports to own.

     4.13 Intellectual Property and Other Intangible Assets.

          (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, other than obligations to the OCS and a pledge to the Purchaser, all patents, trademarks, service marks, mask works, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "Intellectual Property") set forth in Schedule 4.13 (a), and (ii) to the best knowledge of the Company and the Founders, such Intellectual Property does not infringe upon or violate any right, lien, or claim of others, including without limitation of the Founders, other employees of the Company, Messrs. Ariel


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                                       7

     Shemer and Israel Weinbaum, Ontec, former employees of the Founders or Ontec and former employers of the Founders or other employees of the Company. Other than its obligations towards the OCS, the Company is not currently obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise

          (b) Any and all Intellectual Property of any kind currently being developed by any employee of the Company in connection with his employment by the Company, shall be the property solely of the Company. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each of the Founders and the Company's employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written employment agreement with the Company in form and substance satisfactory to the Purchaser, which includes provisions regarding ownership and treatment of the Intellectual Property. True and correct copies of all such employment agreements have been provided to the Purchaser.

          (c) Neither the Company nor the Founders have received, nor to the best knowledge of the Company and the Founders has Ontec received, any communications alleging that the Company (or previously Ontec with respect to the assets transferred by Ontec to the Company) has violated or that the Company by conducting its business as currently conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth in Schedule 4.13(c), none of the Founders nor, to the best knowledge of the Company and the Founders, any of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the Founders' or such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Founders are now obligated. It is not, and will not become, necessary, in order to conduct the Company's business as currently contemplated, to utilize any inventions of any of the Founders or of any of the Company's employees (or people the Company currently intends to hire) made prior to their employment by the Company or Ontec other than those that have been assigned to the Company.

     4.14 Contracts. Schedule 4.14 contains a true and complete list of all material contracts and agreements, including agreements and correspondence with the Investment Center and the Office of the Chief Scientist of the Ministry of Industry and Trade, to which the Company is a party. Each of the contracts and agreements set forth in Schedule 4.14 is in full force and effect, and neither the Company nor any other party thereto is in breach thereof. True and correct copies of all such contracts have been delivered to the Purchaser. Except as


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set forth on Schedule  4.14 hereto,  the Company has no employment or consulting contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing.

     4.15 Litigation. To the best knowledge of the Company and the Founders, no action, proceeding or governmental inquiry or investigation is pending or threatened against the Company or any of its officers, directors, or employees (in their capacity as such), or against the Founders, or against any of the Company's properties, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is there any material basis for the foregoing. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of the Founders or any of the Company's employees or use by any of them in connection with the Company's business of any information, property or techniques allegedly proprietary to any of their former employers. Neither the Company nor the Founders are a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate. Except as set forth in Schedule 4.15, none of the Founders has been subject to any bankruptcy proceedings or is or has been the officer of any company which has been the subject of liquidation or insolvency proceedings.

     4.16 Offers. Schedule 4.16 contains a true and complete list of all persons and entities which have received a copy of the Company's business plan. Except as set forth in Schedule 4.16, neither the Company nor any of the Founders has offered to sell any equity securities of the Company to any person or entity.

     4.17 Interested Party Transactions. None of the Founders nor any officer, director or shareholder of the Company or, to the best knowledge of the Company and the Founders, of Ontec, or any Affiliate of any such person or entity or the Company, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or
(ii) purchases from or sells or furnishes to the Company any goods or services, or (b) except as set forth in Schedule 4.17, holds a beneficial interest in any contract or agreement to which the Company is a party or by which it is bound. There are no existing material arrangements or proposed material transactions between the Company and any of the Founders or any officer, director, or holder of more than 5% of the capital stock of the Company, or any affiliate of any such person. Except as set forth in Schedule 4.17, none of the Founders, nor any employee, shareholder, officer, or director of the Company is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

     4.18 Employees. As of the date hereof, the Company has no deferred compensation or stock option plans covering any of its officers or employees. The Company has complied in all material respects with all applicable employment laws. Schedule 4.18 hereto lists all employment, non-competition and confidentiality agreements between the Company and any employee or consultant of the Company or any other entity. True and correct copies of such agreements have been delivered to the Purchaser.

     4.19 Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company are or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under the Agreement. Except as set forth in
Schedule 4.19, the Company is not party to any agreement, whether in writing or oral, pursuant to which it may be required to pay finder's, brokerage or other fees in connection with any present or future transaction involving the sale of products, or purchase of supplies or machinery, by the Company.


     4.20 Full Disclosure. Neither this Agreement nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

     4.21 Effectiveness; Survival; Indemnification. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing. In the event of any material breach or misrepresentation of any covenant, warranty or representation made by the Company or the Founders under this Agreement, the Company and the Founders shall indemnify the Purchaser and hold the Purchaser harmless from any and all loss, damage (including, without limitation, any decrease in the value of the Shares), liability and expense (including reasonable legal fees and costs) sustained or incurred by the Purchaser as a result of or in connection with said breach or misrepresentation for a period of two years; provided that:

          (i) the aggregate amount of the loss, damage, liability and/or expense sustained by the Purchaser exceeds $25,000 (twenty-five thousand US Dollars); and

          (ii) the aggregate liability of the Founders together shall not exceed $90,000 and the personal liability of each of the Founders shall be limited as follows:

               (A) Prior to the Company obtaining a Qualified Investment, Professor Branover's personal liability hereunder will be limited to $15, 000 (fifteen thousand US Dollars). In the event the Company is successful in obtaining a Qualified Investment, the limit of Professor Branover's personal liability hereunder shall be increased by an additional $0.02 (two US Cents) for every US Dollar raised in the Qualified Investment up to an aggregate addition of $30,000 (thirty thousand US Dollars) to the liability limit, for an aggregate liability limit of $45,000 (forty-five thousand US Dollars).

               (B) Prior to the Company obtaining a Qualified Investment, Dr. El-Boher's personal liability hereunder will be limited to $12, 000 (twelve thousand US Dollars). In the event the Company is successful in obtaining a Qualified Investment, the limit of Dr. El-Boher's personal liability hereunder shall be increased by an additional $0.016 (one US Cent and six tenths of a USCent) for every US Dollar raised in the Qualified Investment up to an aggregate addition of $24,000 (twenty-four thousand US Dollars) to the liability limit, for an aggregate liability limit of $36,000 (thirty-six thousand US Dollars).

               (C) Prior to the Company obtaining a Qualified Investment, Professor Gelfgat's personal liability hereunder will be limited to $3, 000 (three thousand US Dollars). In the event the Company is successful in obtaining a Qualified Investment, the limit of Professor Gelfgat's personal liability hereunder shall be increased by an additional $0.004 (four tenths of a USCent) for every US Dollar raised in the Qualified Investment up to an aggregate addition of $6,000 (six thousand US Dollars) to the liability limit, for an aggregate liability limit of $9,000 (nine thousand US Dollars).

     5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Founders, and acknowledges that the Company and the Founders are entering into this Agreement in reliance thereon, as follows:

     5.1 Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Purchaser has all requisite power and authority to execute and deliver this Agreement, and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby and thereby.

     5.2 Enforceability. Neither the execution and delivery of this Agreement nor compliance by the Purchaser with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Purchaser's charter documents or other governing instruments of the Purchaser, (ii) any judgment, order, injunction, decree, or ruling of any domestic court or governmental authority, to which the Purchaser is subject, (iii) any agreement, contract, lease, license or commitment to which the Purchaser is a party and which would impair the ability of the Purchaser to execute, deliver or perform this Agreement, or (iv) applicable law. This Agreement, when executed and delivered by the Purchaser, will constitute the valid, legally binding and enforceable obligation of the Purchaser.

     5.3 Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution, delivery, and performance of all of the Purchaser's obligations under this Agreement has been (or will be) taken prior to the Closing. No consent, approval, order, license, permit or action by any governmental authority on the part of the Purchaser is required that has not been, or will not have been, obtained by the Purchaser prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

     5.4 Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser are or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Purchaser in connection with any of the transactions contemplated under this Agreement.

     5.5 Experience; Receipt of Information. The Purchaser confirms that: (i) it understands and is aware that the purchase of the Shares involves substantial business risk which it shall bear for an indefinite period, should be regarded as highly speculative and may cause it substantial or total loss of its investment; (ii) it had an opportunity to examine the Company, its proposed business and prospects and the related technology; (iii) it understands and is aware that the Company is party to an agreement with the OCS (iv) it has received information it requested from the Company and the Founders and independently reached its decision to invest in the Company; (v) it has the financial ability to enter into this Agreement and perform its obligations hereunder; and (vi) it is acquiring the Shares for its own account for investment and not with a view to sale or distribution of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Founders set forth in Section 4 hereof or the right of Purchaser to rely thereon.

     5.6 Full Disclosure. Neither this Agreement nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

     5.7 Effectiveness; Survival; Indemnification. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the
Closing. In the event of any material breach or misrepresentation of any covenant, warranty or representation made by the Purchaser under this Agreement, the Purchaser shall indemnify the Company and the Founders and hold them harmless from any and all loss, damage, liability and expense (including reasonable legal fees and costs) sustained or incurred by the Company or the Founders as a result of or in connection with said breach or misrepresentation for a period of two years; provided that the aggregate amount of the loss, damage, liability and/or expense sustained by the Company exceeds $25,000 (twenty-five thousand US Dollars).

     6. Conditions of Closing of the Purchaser. The obligations of the Purchaser to purchase the Shares and the Founders Shares and transfer the Purchase Price and the Founders Purchase Price at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchaser, which waiver shall be at the sole discretion of the Purchaser:

     6.1 Representations and Warranties. The representations and warranties made by the Company and the Founders in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

     6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company and the Founders prior to the Closing shall have been performed or complied with by the Company prior to or at the Closing.

     6.3 Consents, etc. The Company shall have secured all permits, consents and authorizations, including approval of the Office of Chief Scientist, that shall be necessary or required lawfully to consummate this Agreement and to issue the Shares to be purchased by the Purchaser at the Closing.

     6.4 Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 3.2.1 shall have been delivered to the Purchaser. The Share Purchase Agreement among the Purchaser and Messrs. Ariel Shemer and Israel Weinbaum, attached hereto as Exhibit C, shall have been executed by each of Messrs. Shemer and Weinbaum and shall have been delivered to the Purchaser along with all documents required therein.

     6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its Israeli counsel, and the Purchaser and its Israeli counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its Israeli counsel may reasonably request.

     6.6 Due Diligence Review. The Purchaser's technical, legal and financial due diligence review shall have been completed to the sole and complete satisfaction of the Purchaser.

     6.7 Absence of Adverse Changes. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Company, in the reasonable judgment of the Purchaser.

     7. Conditions of Closing of the Company and the Founders. The Company's obligations to sell and issue the Shares at the Closing are subject to the fulfillment at or before the Closing of the following conditions, which may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company:

     7.1 Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing.

     7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Purchaser prior to the Closing shall have been performed or complied with by the Purchaser prior to or at the Closing.

     7.3 Consents, etc. The Purchaser shall have secured all permits, consents and authorizations, that shall be necessary or required to enable it to lawfully consummate this Agreement and fulfill its obligations hereunder.

     7.4 Purchase Price. The Purchaser shall have transferred to the Company the Purchase Price for the Shares in full.

     7.5 Delivery of Documents. All of the documents to be delivered by the Purchaser pursuant to Section 3.2.3 shall have been delivered to the Company. The Loan Agreement between the Company and the Purchaser, attached hereto as Exhibit D, shall have been executed by the Purchaser and shall have been delivered to the Company. The Shareholders Agreement between the Founders and the Purchaser, attached hereto as Exhibit B, shall have been executed by the Purchaser and shall have been delivered to the Company.

     8. Affirmative Covenants.

     8.1 Stamp Tax. The Company will pay the stamp duty on the issuance of the Shares.

     8.2 Legal Fees. The Company will pay 50% (fifty percent) of the reasonable and customary fees of counsel for the Purchaser in connection with the transactions contemplated in this Agreement, including all documents related thereto.

     8.3 Share Option Plan. The Board of Directors of the Company shall adopt a share option plan for the purpose of providing incentives to employees of the Company. The amount of shares to be reserved for issuance, and the grants to be made, under such plan shall be determined by the Board of Directors.

     8.4 Insurance. The Company shall obtain fire and casualty insurance policies with coverage sufficient in amount to allow it to replace any of its material properties which may be damaged or destroyed.

     8.5 OCS Obligations. SCNV hereby undertakes, as a shareholder of the Company, to take all measures in its power to ensure that the Company (i) observes all the requirements of The Encouragement of Research and Development in Industry Law 5744-1984 (the "Law") and the regulations promulgated thereunder, including without limitation the requirements under Section 19 of the Law relating to the prohibition on the transfer of know-how and/or production rights, and (ii) acts in accordance with the directions of the Research Committee of the Office of Chief Scientist of the Ministry of Industry and Trade.

     9. Miscellaneous

     9.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

     9.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

     9.3 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments and transfers from the Purchaser to any other entity which controls, is controlled by or is under common control with, the Purchaser; provided in each case that each such transferee or assignee agrees in writing to be bound by the terms of this Agreement.

     9.4 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the Company and the Purchaser.

     9.5 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:


if to the Purchaser:              SCNV Acquisition Corp.
                                  c/o Solmecs (Israel) Ltd.
                                  Attn.: Chief Executive Officer
                                  Omer Industrial Park
                                  Omer, Israel
if to the Company:                Elecmatec Electro-Magnetic Technologies Ltd.
                                  Attn.: Chief Executive Officer
                                  Omer Industrial Park
                                  Omer, Israel

if to the Founders                c/o the Company

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

     9.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.


Elecmatec Electro-Magnetic Technologies Ltd.     SCNV Acquisition Corp.

By: /s/ Dr. Arik El-Boher                        By: /s/ Shaul Lesin
    -------------------------                        ---------------------
Name:   Dr. Arik El-Boher                        Name:   Shaul Lesin
Title:  CEO                                      Title:   E.V.P.


/s/ H. Branover                                  /s/ Arik El-Boher
-------------------------                        -------------------------
Professor Herman Branover                        Dr. Arik El-Boher

/s/ Y. Gelfgat
-------------------------
Professor Yuri Gelfgat